UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 5, 2012

COTTON BAY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

000-51413
(Commission File No.)

52-2175900
(IRS Employer ID No.)

1314 East Las Olas Boulevard; Suite 1036; Fort Lauderdale, FL, 33301
Address of Principal Executive Offices
Zip Code

954-915-4616
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 5, 2012, the Board of Directors for Cotton Bay Holdings, Inc. (the "Corporation") executed a resolution pursuant to a special telephonic meeting under Article III, Section Four of the Corporation's Bylaws unanimously authorizing Alfred E. Abiouness, Jr., as President of the Corporation, to execute the First Amendment to Assignment of Rights and Title Agreement, and the First Amendment to Independent Contractor and Financing Agreement between the Corporation and Global Ventures Group, LLC, a related party ("Global Ventures"). The Resolution has been attached as Exhibit 10.01, and the corresponding agreements have been attached as Exhibit 10.02 and Exhibit 10.03, respectively.

The Board of Directors also resolved unanimously, that Amy Roy-Haeger, after Alfred E. Abiouness, Sr., Alfred E. Abiouness, Jr. and Robert Fortson, IV having recused themselves from this particular vote, authorizes Alfred E. Abiouness, Jr., as President, to execute the Revolving Promissory Note (the "Note") and Security Agreement (the "Security Agreement") between the Corporation and Global Ventures dated September 30, 2012 (which is ratified and reaffirmed as of the date stated therein) and the Confirmation of Advance No. 1 in the amount of $34,996.87 dated October 30, 2012 as being in the best interests of the Corporation. The Note is attached hereto as Exhibit 10.03 and the Security Agreement as 10.04.

ITEM 8.01      OTHER EVENTS

RELATED PARTY TRANSACTIONS

Global Ventures is a strategic partner of the Corporation. The contractual relationship between Global Ventures and the Corporation has been set forth above in Item 1.01, above, and in the Corporation's August 1, 2006 Form 8-K.

The members of Global Ventures are A&F Bahamas, LLC, a Florida limited liability company ("A&F"), and KDK, LLC, a Delaware limited liability company ("KDK"). A&F holds title to 55% of authorized units, and KDK holds title to 45% of authorized units. Robert Fortson IV and Alfred E. Abiouness, Jr. are members of A&F. Douglas Maslo has a financial interest in KDK. Global Ventures, and its strategic partner, RG Development, have borne all of the start-up costs and expenses to date in developing the real property located in Eleuthera, Bahamas (as discussed above).

Alfred E. Abiouness, Jr., Robert Fortson IV and Douglas Maslo are either a "Founder" of the Corporation, a director on the Board of Directors and/or an officer of the Corporation. Each of these individuals has incurred expenses and costs in furthering the business interests of the Corporation. These related parties, individually and collectively, have incurred, and continue to incur, significant financial liabilities and other costs in furthering the current and future business interests of the Corporation. Global Ventures has not had any earnings since organization. However, by virtue of the Corporation's contractual relationship with Global Ventures (defined above), Global Ventures anticipates that it will have earnings. Global Ventures does not commingle funds with the Corporation, and maintains separate books, records and bank accounts, and meets all formalities of a limited liability company organized under the laws of the State of Florida.

Any and all actual or perceived conflicts of interest between the Corporation and Global Ventures, and its shareholders and members, respectively, have been waived by the Board of Directors since the interests of the Corporation and Global Ventures are aligned.

ITEM 9.01.      EXHIBITS

Number        Description

10.01          November 5, 2012 Board of Directors Resolution

10.02          November 6, 2012 First Amendment to Assignment of Rights and Title Agreement

10.03          November 6, 2012 First Amendment to Independent Contractor and Financing Agreement

10.04          Revolving Promissory Note with Global Ventures

10.05          Security Agreement with Global Ventures

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2012

COTTON BAY HOLDINGS, INC.

/s/ Alfred E. Abiouness, Jr. President